Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
January 25, 2016	President and CEO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES

QUARTERLY CASH DIVIDEND

WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors declared a regular $0.04 cash dividend on the common stock of the Company, payable on February 18, 2016 to the stockholders of record at the close of business on February 8, 2016.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

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